UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 31, 2006
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	000-49887 (Commission File Number)	980363970 (I.R.S. Employer Identification No.)

Mintflower Place 8 Par-La-Ville Road Hamilton, HM08 Bermuda (Address of principal executive offices)	N/A (Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 5, 2006, Citigroup Global Markets Inc. and Lehman Brothers Inc. (collectively, the “Initial Purchasers”) exercised their option to purchase an additional $250,000,000 of the 0.94% Senior Exchangeable Notes due 2011 (the “Additional Notes”) of Nabors Industries Inc. (“NII”) pursuant to the Purchase Agreement, dated May 18, 2006, among Nabors Industries Ltd. (“Nabors”), NII and the Initial Purchasers. The Additional Notes increase the aggregate issuance by NII of 0.94% Senior Exchangeable Notes due 2011 to $2,750,000,000. The Additional Notes are exchangeable under certain conditions for Nabors’ common shares as previously disclosed. Such additional Notes are expected to be issued on June 8, 2006.
In connection with the issuance of the Additional Notes, NII will amend the exchangeable note hedge transactions entered into with Citibank, N.A. and Bear, Stearns International Inc. (the “Dealers”) at the initial closing under the Purchase Agreement with respect to Nabors’ common shares to cover the additional net Nabors’ common shares that would be deliverable to exchanging noteholders in the event of an exchange of the Additional Notes, and Nabors will enter into an amendment of its separate warrant transactions entered into with the Dealers at the initial closing under the Purchase Agreement to increase the number of warrants sold to acquire Nabors’ common shares. NII will pay the Dealers an additional amount of approximately $53 million in connection with the amendment to the note hedge transactions and Nabors will receive from the Dealers an additional amount of approximately $38.3 million in connection with the amendment to the warrant transactions.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See Item 1.01 above.
Item 3.02 Unregistered Sales of Equity Securities.
See Item 1.01 above.
Item 8.01 Other Events.
On May 31, 2006, Nabors International Finance Inc. (“NIFI”), a wholly-owned subsidiary of Nabors, received from the U.S. Internal Revenue Service (the “IRS”) two Notices of Proposed Adjustment (“NOPA”) in connection with an audit of NIFI for tax years 2002 and 2003. One NOPA proposes to deny a deduction of $85,131,507 in interest expense in our 2002 tax year relating to intercompany indebtedness created in connection with our inversion transaction in June 2002 whereby we were reorganized as a Bermuda company. The second proposes to deny a deduction of $207,616,079 in the same item of interest expense in our 2003 tax year. We previously had obtained advice from our tax advisors that the deduction of such amounts was appropriate and more recently that the position of the IRS lacks merit. We do not presently intend to take any reserves in our financial statements in connection with the NOPAs and intend to contest the IRS position vigorously. The Company in December 2003 paid approximately one-half of the intercompany indebtedness created in connection with the inversion. There can be no assurance that our position will prevail or that we may not be required to pay material amounts of additional tax, together with interest, related to the IRS position in the NOPAs.
In a press release issued on June 7, 2006, NII announced that on June 5, 2006 the Initial Purchasers notified the Company that they were exercising their option to purchase the full $250,000,000 of additional 0.94% Senior Exchangeable Notes due 2011 (the “Additional Notes”) of Nabors Industries Inc. (“NII”) pursuant to the Purchase Agreement, dated May 18, 2006, among Nabors, NII and the Initial Purchasers. Nabors expects to complete the sale of Additional Notes pursuant to such option on June 8, 2006. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Nabors Industries Ltd. on June 7, 2006.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: June 7, 2006	By:	/s/ Daniel McLachlin
Daniel McLachlin
Vice President-Administration & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nabors Industries Ltd. on June 7, 2006.